DATED THIS ___21st_____ DAY OF ________JANUARY__________ 2000





                                     BETWEEN


                          EVERBLOOM HEALTH FOOD PTE LTD

                                       AND


                EVER-BLOOM NUTRACEUTICALS (M) SDN BHD (483134-M)



================================================================================
                            MARKETING & DISTRIBUTION
                                    AGREEMENT
================================================================================


AN AGREEMENT made on the ____21st_____ day of _______January________ 2000 BETWEEN EVERBLOOM HEALTH FOOD PTE LTD having its registered office at 12 Science Park Drive, #04-01 The Mendel, Singapore Science Park 1, Singapore 118225 (hereinafter called "the Licensor") of the one part and EVER-BLOOM NUTRACEUTICALS (M) SDN BHD Reg. No. 483134-M, a Malaysian registered company, at 20-A Jalan SS21/35, Damansara Utama, 47400 Petaling Jaya, Selangor Darul Ehsan (hereinafter called "the Licensee") of the other part.


         WHEREBY IT IS AGREED as follows:

1. This agreement shall come into force on the 21st day of January 2000 and shall continue for a period of five (5) years and thereafter from year to year until determined in accordance with the provisions hereinafter contained.

2. The Licensor agrees to appoint and the Licensee agrees to accept the appointment as sole-licensee of the Licensor's products under the Everbloom brand (hereinafter referred to as "the products") for the territory of Malaysia inclusive of East Malaysia, Thailand and Philippines, provided that within 2 years the volume of sales for Philippines and Thailand combined are to be no less than that for Malaysia.

3. Orders by the Licensee for the Licensor's products shall be made to the Licensor at 12 Science Park Drive, #04-01 The Mendel, Singapore Science Park 1, Singapore 118225 via telephone 7730377 or facsimile 7731766 or to such other address as may be subsequently notified by the Licensor and the Licensor shall sell the products to the Licensee in accordance with such orders at pre-agreed pricing. Forming part of this Agreement, the Licensor has the right to change the prices of its products by giving 3 months notice in writing.

4. The Licensee agrees to pay for the products ordered and invoiced at a pre-agreed price between the Licensor and Licensee. All orders will be established with a Local Purchase Order from the Licensee. The terms of payment extended to Licensee will be 60 days from date of vessel's arrival for the first 6 months of this Agreement and subsequently payment shall be by irrevocable Letters of Credit through an established bank at sight.

5. All products ordered by the Licensee will be on CIF basis from source of origin to the designated Port of Discharge in the assigned territories.

6. The Licensee shall at all times during the continuance of this Agreement offer for sale and sell the products as goods manufactured by the Licensor and according to the specifications supplied by the Licensor to the Licensee from time to time either generally or in any particular case and shall not make any representation or give any warranty in respect of the products other than those contained in the Licensor's conditions of sale as current at the time of the offering for sale or the sale.

         IT IS AGREED THAT:

         (a) The Licensee will independently manage and conduct its business in the assigned territories in aspects of DISTRIBUTION, SALES, MARKETING, STRATEGY, ADVERTISING & PROMOTION but will however co-operate and collaborate with the Licensor where possible and keep the Licensor informed of all plans.

         (b) The Licensor will provide all necessary technical support as and when requested to facilitate the enhancement of the Everbloom Brand.

         (c) Both parties will at all times co-operate, collaborate in aspects of packaging, design, artwork standards and any other aspects of operations that are deemed necessary to promote growth of the business.

7. The Licensee shall sell the products in the same condition as they are received by them and shall not alter, remove or in any way tamper with any of the Licensor's marks or numbers on the products except that the Licensee shall have the right to attach to the products by means of a plate label or by suitable means bearing their name and address and indicating that they are the suppliers of the products and are authorised Licensee for the Licensor.

8. The Licensee further covenants that during their appointment as sole-Licensee they or their associates shall not sell or accept any appointment to sell within the aforesaid territories other brands of products of a similar nature which are in competition with the Licensor's products.

9. It is understood and agreed between the parties hereto that the Agreement shall not be construed as constituting the Licensee as agent of the Licensor for any purpose whatever. The Licensee shall be entitled to describe themselves as authorised dealers or distributors of the Licensor's products but shall not describe themselves as agent for the Licensor or use any words indicating any relationship of agency existing between the parties.

10. The Licensor will ensure that the business in the assigned territories are exclusive to the Licensee and no sub-licensing or parallel exports to 3rd parties will be entertained.

11. The Licensee shall not assign or purport to assign the benefit of this Agreement without prior consent in writing of the Licensor.

12. The Licensee will be responsible for application, processing and obtaining the necessary regulatory approvals from the relevant Government Authorities in the countries of operation.

13. Either party hereto shall have the right to terminate this Agreement by giving six (6) months' notice in writing to the other, after the first 5 years of appointment.

14. The Licensor shall have the right at any time by giving notice in writing to the Licensee to terminate this agreement forthwith in any of the following events:

         (a) If the Licensee commits a breach of any of the terms or conditions of this Agreement.

         (b) If the Licensee enters into liquidation whether compulsorily or voluntarily otherwise than for the purposes of amalgamation or reconstruction or compound with their creditors or have a receiver appointed for all or any part of their assets or take suffer any similar action in consequences of debt.

15. Any notice under this Agreement shall be in writing. Any notice to either party shall be sufficiently served if left addressed to it on the said premises or sent to it by registered post to its address. A notice sent by registered post shall be deemed to be given at the time when in due course it would be delivered at the address to which it is sent.

16. Any dispute difference or question which may arise at any time hereafter touching the true construction of this Agreement or the right and liabilities of the parties hereto shall unless herein expressly provided by referred to arbitration in accordance with and subject to the provisions of the Arbitration Act (Cap 10) 1985 Edition.

17. Upon termination or expiration of this Agreement the Licensee shall immediately cease managing the products in the designated countries:

         (a) All indebtedness of the Licensee to the Licensor shall become due and payable, if not already due and payable on the date of termination or expiration.

         (b) The rights of either party against the other party which may have accrued up to the date of such termination or expiration shall remain unaffected except as provided hereafter.

         (c) Neither party will be liable to the other for damages, indemnity or compensation solely on account of termination or expiration of this Agreement, with or without cause, as provided herein, whether such damages, indemnity or compensation might be claimed for loss through commitments on obligations or leases, loss of investment, loss of present or prospective profits, loss of goodwill, or any other loss caused by termination or expiration of this Agreement as provided herein.

         (d) All orders which have not been shipped to the Licensee as of the date of termination, even if previously accepted, shall be cancelled without liability to either party.

         (e) The Licensee shall return to the Licensor all unused promotional or other materials relating to the sale of products and any and all other property of the Licensor in the possession or control of the Licensee, and the Licensee shall transfer to the Licensor all registration and approvals and licenses of the Products, at a compensation to be mutually agreed upon.


SIGNED BY                                         )
for and on behalf of                              )
EVERBLOOM HEALTH FOOD PTE LTD                     )
in the presence of:                               )



SIGNED BY                                         )
for and on behalf of                              )
EVERBLOOM NUTRACEUTICALS (M) SDN BHD              )
in the presence of:                               )